UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2012
____________________
HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction	(Commission File No)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
The information furnished in this Current Report on Form 8-K and in Exhibit 99.1 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K and in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language contained in such filing, except as shall be expressly set forth by specific reference in such filing.
On October 8, 2012, Heartland Payment Systems, Inc. (the “Company”) will host an Investor Day at the New York Stock Exchange. The event will begin at 8:30 a.m. (Eastern Time) and the following officers are scheduled to speak at the event: Robert Carr, Chairman and Chief Executive Officer, Robert H.B. Baldwin, Jr., Vice Chairman, Maria Rueda, Chief Financial Officer, Michael Lawler, President - Strategic Markets, David Gilbert, President - Hospitality and Ian Drysdale, President - Network Solutions. A copy of the press release setting forth the information presented at the event is attached hereto as Exhibit 99.1, which is incorporated herein by reference. A live webcast of the presentation will be available via the Internet by visiting the “2012 Heartland Investor Day” link through the Investor Relations section of the Company's web site at www.heartlandpaymentsystems.com. The archived presentation will be available on the web site for 30 days.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Heartland Payment Systems, Inc. dated October 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2012

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Robert H.B. Baldwin, Jr.
Robert H.B. Baldwin, Jr.
Vice Chairman